Exhibit 99.1

TransDigm Group Reports Fiscal 2017 First Quarter Results

Cleveland, Ohio, February 7, 2017/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the first quarter ended December 31, 2016.

Highlights for the first quarter include:

•	Net sales of $814.0 million, up 16.0% from $701.7 million;

•	Declared and paid a special dividend and related dividend equivalent payments of $1.36 billion, or $24.00 per share;

•	Net income of $118.9 million, down 8.2% from $129.4 million, primarily due to refinancing expenses;

•	Earnings per share of $0.41, down 81.6% from $2.23, primarily due to dividend equivalent payments and refinancing expenses;

•	EBITDA As Defined of $385.0 million, up 20.5% from $319.4 million;

•	Adjusted earnings per share of $2.57, up 13.2% from $2.27; and

•	Upward revision to fiscal 2017 financial guidance.

Net sales for the quarter rose 16.0%, or $112.3 million, to $814.0 million from $701.7 million in the comparable quarter a year ago. Organic net sales growth was 3.5%.

Net income for the quarter decreased 8.2% to $118.9 million, or $0.41 per share, compared to $129.4 million, or $2.23 per share, in the comparable quarter a year ago. Earnings per share were reduced in both 2017 and 2016 by $1.70 per share and $0.05 per share, respectively, representing dividend equivalent payments made during each quarter. The current quarter included costs attributable to the debt financing activity of $32 million. The decrease in net income also reflects higher interest expense due to an increase in the level of outstanding borrowings to $11.0 billion from $8.4 billion outstanding in the comparable quarter last year due to an incremental $1.9 billion issued in June 2016 and and a net incremental $0.6 billion issued in November 2016. The additional debt was primarily used to fund acquisitions and the $24.00 per share special dividend. The decrease in net income was partially offset by the growth in net sales described above; improvements to our operating margin resulting from the strength of our proprietary products, continued productivity efforts and favorable product mix; and lower effective tax rate.

Adjusted net income for the quarter rose 12.9% to $145.3 million, or $2.57 per share, from $128.7 million, or $2.27 per share, in the comparable quarter a year ago.

EBITDA for the quarter increased 6.9% to $323.0 million from $302.2 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 20.5% to $385.0 million compared with $319.4 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 47.3%.

Subsequent to the fiscal quarter end, TransDigm repurchased 666,755 shares of its common stock at an aggregate cost of approximately $150.0 million under our existing stock repurchase program.
"We are pleased with our fiscal first quarter operating results. This is a good start to the 2017 fiscal year," stated W. Nicholas Howley, TransDigm Group's Chairman and Chief Executive Officer. "Total revenue was in line with our expectations with minor puts and takes within the market channels. Bookings, or incoming orders were particularly strong in the commercial aftermarket, while the much smaller business jet and helicopter markets remained weak. Our reported EBITDA As Defined margin of 47.3% was higher than the prior period in spite of approximately one margin point dilution from the acquisitions completed in fiscal 2016. Our constant focus on our value-based operating strategy continued to show results.

During the quarter, we successfully raised $1.2 billion of term loans. The proceeds were used to partially fund a special dividend of $24.00 per share and also extend maturities and reduce interest expense on about $500 million of our debt. The combination of cash on hand, undrawn revolver and capacity under our credit agreement provide us financial flexibility to meet the likely range of anticipated operating, acquisition, and other opportunities that may arise.”

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Fiscal 2017 Outlook
Mr. Howley continued, "Based on our first quarter results and our current view of the full year, we are modestly increasing our full year guidance to primarily reflect slightly higher revenues and a modest increase in margin."

Assuming no additional acquisitions, the revised guidance is as follows:

•	Net sales are anticipated to be in the range of $3,520 million to $3,570 million compared with $3,171 million in fiscal 2016;

•	Net income is anticipated to be in the range of $609 million to $625 million compared with $586 million in fiscal 2016;

•	Earnings per share are expected to be in the range of $9.15 to $9.43 per share based upon weighted average shares outstanding of 56.1 compared with $10.39 per share in fiscal 2016;

•	EBITDA As Defined is anticipated to be in the range of $1,686 million to $1,710 million compared with $1,495 million in fiscal 2016; and

•	Adjusted earnings per share are expected to be in the range of $12.02 to $12.30 per share compared with $11.49 per share in fiscal 2016.
Please see the attached table 6 for a reconciliation of EBITDA, EBITDA As Defined to net income and reported earnings per share to adjusted earnings per share guidance mid-point estimated for the fiscal year ending September 30, 2017.

Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on February 7, 2017, beginning at 11:00 a.m., Eastern Time. To join the call, dial (888) 558-9538 and enter the pass code 61521399. International callers should dial (760) 666-3183 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”
The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (855) 859-2056 and entering the pass code 61521399. International callers should dial (404) 537-3406 and use the same pass code.
About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.
TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm

Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2017 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future geopolitical or worldwide events; cyber-security threats and natural disasters; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with our international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 1
DECEMBER 31, 2016 AND JANUARY 2, 2016
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 31, 2016	January 2, 2016
NET SALES	$814,018	$701,695
COST OF SALES	369,763	327,128
GROSS PROFIT	444,255	374,567
SELLING AND ADMINISTRATIVE EXPENSES	101,715	82,203
AMORTIZATION OF INTANGIBLE ASSETS	25,531	16,323
INCOME FROM OPERATIONS	317,009	276,041
INTEREST EXPENSE - NET	146,004	111,983
REFINANCING COSTS	32,084	—
INCOME BEFORE INCOME TAXES	138,921	164,058
INCOME TAX PROVISION	20,050	34,617
NET INCOME	$118,871	$129,441
NET INCOME APPLICABLE TO COMMON STOCK	$22,900	$126,441
Net earnings per share:
Basic and diluted	$0.41	$2.23
Cash dividends paid per common share	$24.00	$—
Weighted-average shares outstanding:
Basic and diluted	56,524	56,805

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 2
DECEMBER 31, 2016 AND JANUARY 2, 2016
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 31, 2016	January 2, 2016
Net income	$118,871	$129,441
Adjustments:
Depreciation and amortization expense	38,048	26,201
Interest expense - net	146,004	111,983
Income tax provision	20,050	34,617
EBITDA	322,973	302,242
Adjustments:
Acquisition-related expenses and adjustments (1)	18,568	7,225
Non-cash stock compensation expense (2)	10,020	10,681
Refinancing costs (3)	32,084	—
Other, net (4)	1,305	(735)
Gross Adjustments to EBITDA	61,977	17,171
EBITDA As Defined	$384,950	$319,413
EBITDA As Defined, Margin (5)	47.3%	45.5%

(1) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold: costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) For the period ended December 31, 2016, represents debt issuance costs expensed in conjunction with the incremental term loan (tranche F) and refinancing of the 2021 Notes.

(4) Primarily represents foreign currency transaction gain or loss on intercompany loans to be settled and gain or loss on sale of fixed assets and payroll withholding taxes related to dividend equivalent payments.

(5) The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 3
DECEMBER 31, 2016 AND JANUARY 2, 2016
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 31, 2016	January 2, 2016
Reported Earnings Per Share
Net income	$118,871	$129,441
Less: dividends on participating securities	(95,971)	(3,000)
Net income applicable to common stock - basic and diluted	$22,900	$126,441
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	53,365	53,706
Vested options deemed participating securities	3,159	3,099
Total shares for basic and diluted earnings per share	56,524	56,805
Basic and diluted earnings per share	$0.41	$2.23
Adjusted Earnings Per Share
Net income	$118,871	$129,441
Gross adjustments to EBITDA	61,977	17,171
Purchase accounting backlog amortization	9,147	2,540
Tax adjustment	(44,728)	(20,439)
Adjusted net income	$145,267	$128,713
Adjusted diluted earnings per share under the two-class method	$2.57	$2.27
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share	$0.41	$2.23
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	1.70	0.05
Non-cash stock compensation expense	0.12	0.13
Acquisition-related expenses	0.34	0.12
Refinancing costs	0.39	—
Reduction in income tax provision net income per common share related to the adoption of ASU 2016-09	(0.41)	(0.26)
Other, net	0.02	—
Adjusted earnings per share	$2.57	$2.27

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH		Table 4
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE THIRTEEN WEEK PERIODS ENDED
DECEMBER 31, 2016 AND JANUARY 2, 2016
(Amounts in thousands)
(Unaudited)
	Thirteen Week Periods Ended
	December 31, 2016	January 2, 2016
Net cash provided by operating activities	$225,791	$178,669
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(27,204)	(7,913)
Interest expense - net (1)	141,384	108,151
Income tax provision - current	20,543	34,016
Non-cash equity compensation (2)	(10,020)	(10,681)
Refinancing costs (4)	(32,084)	—
Other, net (6)	4,563	—
EBITDA	322,973	302,242
Adjustments:
Acquisition-related expenses (3)	18,568	7,225
Non-cash stock compensation expense (2)	10,020	10,681
Refinancing costs (4)	32,084	—
Other, net (5)	1,305	(735)
EBITDA As Defined	$384,950	$319,413

(1) Represents interest expense excluding the amortization of debt issue costs and premium and discount on debt.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(4) For the period ended December 31, 2016, represents debt issuance costs expensed in conjunction with the incremental term loan (tranche F) and refinancing of the 2021 Notes.

(5)Primarily represents foreign currency transaction gain or loss on intercompany loans to be settled and gain or loss on sale of fixed assets and payroll withholding taxes on dividend equivalent payments.

(6) Represents the recognition of deferred revenue, the release of customer advances and amortization of the redesignated interest rate cap agreements.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in thousands)
(Unaudited)
	December 31, 2016	September 30, 2016
Cash and cash equivalents	972,360	1,586,994
Trade accounts receivable - net	512,784	576,339
Inventories - net	715,381	724,011
Current portion of long-term debt, net of debt issuance costs and OID	64,157	52,645
Short-term borrowings-trade receivable securitization facility, net of debt issuance costs	199,840	199,771
Accounts payable	129,510	156,075
Accrued current liabilities	305,411	344,112
Long-term debt, net of debt issuance costs and OID	10,555,947	9,943,191
Total stockholders' deficit	(1,874,625)	(651,490)

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME AND REPORTED EARNINGS
PER SHARE TO ADJUSTED EARNINGS PER SHARE GUIDANCE MID-POINT	Table 6
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2017
(Amounts in millions, except per share amounts)
(Unaudited)
Year Ended
September 30,
2017 (guidance
mid-point)
Net income	$617
Adjustments:
Depreciation and amortization expense	140
Interest expense - net	588
Income tax provision	238
EBITDA	1,583
Adjustments:
Acquisition-related expenses and adjustments (1) and other, net (1)	24
Non-cash stock compensation expense (1)	47
Refinancing costs (1)	44
Gross Adjustments to EBITDA	115
EBITDA As Defined	$1,698
EBITDA As Defined, Margin (1)	47.9%

Earnings per share	$9.29
Adjustments to earnings per share:
Inclusion of the dividend equivalent payments	1.71
Non-cash stock compensation expense	0.58
Acquisition-related expenses and adjustments and other, net	0.58
Refinancing costs	0.39
Reduction in income tax provision net income per common share related to the adoption of ASU 2016-09	(0.39)
Adjusted earnings per share	$12.16

Weighted-average shares outstanding	56.1

(1) Refer to Table 2 above for definitions of Non-GAAP measurement adjustments.